UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2024

FALCON’S BEYOND GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41833	92-0261853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1768 Park Center Drive

Orlando, FL 32835
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (407) 909-9350

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FBYD	The Nasdaq Stock Market LLC
Warrants to purchase 1.034999 shares of Class A common stock, at an exercise price of $11.50 per share	FBYDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

The information in this Current Report on Form 8-K (this “Report”) set forth under Item 2.03 is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information in this Report with respect to the termination of the Prior Katmandu Loans set forth under Item 2.03 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Amended and Restated Credit Agreement

On October 18, 2024, Falcon’s Beyond Global, Inc. (the “Company”), through its wholly-owned subsidiary, Falcon’s Beyond Global, LLC (“Falcon’s OpCo”) entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”), effective as of September 30, 2024, between Falcon’s OpCo and Infinite Acquisitions Partners LLC (“Infinite”), a greater than 10% shareholder of the Company. The Amended and Restated Credit Agreement amends and restates the credit agreement, dated December 30, 2021, entered into by and between Katmandu Collections LLLP, as predecessor in interest to Infinite, and Falcon’s OpCo (the “Prior Credit Agreement”).

Under the Amended and Restated Credit Agreement, Infinite provided a ten-year revolving line of credit in the amount of up to $15 million (the “Revolving Line of Credit”). An aggregate principal amount of approximately $8 million has been borrowed and is outstanding under the Revolving Line of Credit, representing the amount of principal and unpaid accrued interest outstanding under the Prior Credit Agreement. The Revolving Line of Credit is unsecured, bears simple interest on the unpaid principal balance at the rate equal to the three-month Secured Overnight Financing Rate (SOFR) on the first day of the applicable quarter plus 2.75% per year, payable quarterly, and will mature on September 30, 2034. Falcon’s OpCo may, at its option, prepay any amounts due under the Amended and Restated Credit Agreement in whole or in part without penalty or premium.

Katmandu Loan Agreement

On October 18, 2024, the Company, through its indirect subsidiary, Katmandu Group, LLC (“Katmandu Group”), entered into a loan agreement (the “Katmandu Loan Agreement”), dated as of September 30, 2024, between Katmandu Group and Infinite. The Katmandu Loan Agreement terminates and replaces certain existing loans between Katmandu Group and Infinite (the “Prior Katmandu Loans”). The aggregate principal amount borrowed under the Katmandu Loan Agreement is $14,764,768.81, representing the amount of principal and unpaid accrued interest outstanding under such terminated agreements.

The Katmandu Loan Agreement is unsecured, bears interest at a rate of 8% per annum, payable quarterly in arrears, and will mature on September 30, 2034. The Katmandu Loan Agreement contains affirmative covenants relating to compliance by Katmandu Group with applicable anti-corruption and anti-money laundering laws and the preservation of Katmandu Group’s legal existence, and a negative covenant which restricts the ability of Falcon’s OpCo to consolidate with or merge with any other entity or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any person, subject to certain exceptions.

The foregoing descriptions of the Amended and Restated Credit Agreement and Katmandu Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the respective agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Amended and Restated Credit Agreement, effective as of September 30, 2024, by and between Falcons Beyond Global, LLC and Infinite Acquisitions Partners LLC.
10.2*	Loan Agreement, dated as of September 30, 2024, entered into by and among Katmandu Group, LLC and Infinite Acquisitions Partners LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2024	FALCON’S BEYOND GLOBAL, INC.

	By:	/s/ Bruce A. Brown
	Name:	Bruce A. Brown
	Title:	Chief Legal Officer & Corporate Secretary

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